Exhibit 4.20

FIFTH AMENDMENT TO

AGREEMENT AND PLAN OF MERGER, CONVERSION AND SHARE EXCHANGE

This FIFTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER, CONVERSION AND SHARE EXCHANGE (“Amendment”), effective as of the Amendment Effective Date, is by and among SearchMedia Holdings, Limited (as successor by conversion to Ideation Acquisition Corp., a corporation incorporated in the State of Delaware, USA and ID Arizona Corp., a corporation incorporated in the State of Arizona, USA) (“SM Cayman”), Earl Yen (the “CSV Representative”), Tommy Cheung and Stephen Lau (collectively, the “DB Representative”), and Qinying Liu (the “Management Shareholder Representative” and, together with the CSV Representative and the DB Representative, the “SM Shareholders’ Representatives”). As used herein, “Amendment Effective Date” means the date upon which a majority of the SM Shareholders Representatives have signed this Amendment, as indicated on the signature page hereto.

Recitals

WHEREAS, SearchMedia International Limited, a company organized under the laws of the Cayman Islands (the “Company”), SM Cayman, the SM Shareholders’ Representatives and Linden, along with the other parties thereto, have previously entered into that certain Agreement and Plan of Merger, Conversion and Share Exchange dated as of March 31, 2009, including the exhibits and schedules thereto (as amended, the “SEA”);

WHEREAS, the parties to the SEA also desire to make certain amendments to the SEA as set forth herein; and

WHEREAS, in accordance with Section 16.2 of the SEA, Ideation and a majority of the SM Shareholders’ Representatives wish to amend the SEA to reflect the terms set forth below.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Section 12.4 of the SEA is hereby deleted in its entirety. The numbering of the remainder of Article XII shall remain unchanged.

2.	Except as amended by the terms of this Amendment (and as affected by the releases set forth in those certain Share Repurchase and Settlement Agreements, dated on or about the date hereof, between SM Cayman and each of China Seed Ventures, L.P. and Qinying Liu and any other releases executed by any SM Shareholder), the SEA remains in full force and effect.

3.	Unless otherwise defined, capitalized terms used herein have the meanings given to them in the SEA.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first set forth above.

SEARCHMEDIA HOLDINGS, LIMITED

By:
Name:	Paul Conway
Title:	President and Chief Executive Officer
Date:	January , 2012

MANAGEMENT SHAREHOLDER REPRESENTATIVE:

Qinying Liu
Date: January , 2012

CSV REPRESENTATIVE:

Earl Ching-Hwa Yen
Date: January , 2012

DB REPRESENTATIVE:

Tommy Cheung
Date: January , 2012

Stephen Lau
Date: January , 2012

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